Exhibit 99.3

[CENTRAL BANCORP LETTERHEAD]

TO: PARTICIPANTS IN THE CENTRAL CO-OPERATIVE BANK EMPLOYEE STOCK OWNERSHIP PLAN

Under the terms of the Central Co-operative Bank Employee Stock Ownership Plan (the “ESOP”), you have the right to direct the ESOP Trustees as to the manner in which you wish to vote the shares of common stock of Central Bancorp, Inc. (“Central”) allocated to your ESOP account at Central’s Special Meeting of Stockholders to be held on                     , 2012 (the “Special Meeting”). Under the terms of the ESOP and subject to the Trustees’ responsibilities under applicable law, the ESOP Trustees will vote your allocated shares in accordance with your instructions. Allocated shares for which timely voting instructions are not received will be voted by the Trustees in the same proportion as participants vote allocated stock, provided that, in the absence of any voting directions as to allocated stock, the Board of Directors of Central Co-Operative Bank will direct the ESOP Trustees as to the voting of all shares of stock in the ESOP. Therefore, we encourage you to exercise your right to direct the voting of your allocated shares at the Special Meeting.

HOW TO EXERCISE YOUR RIGHTS. You may direct the voting of shares allocated to your account by completing, signing and returning the enclosed ESOP Participant Direction Form. Any other proxy cards supplied with the proxy statement/prospectus are not appropriate for the purpose of instructing the ESOP Trustees in connection with the voting of shares allocated to your ESOP account.

CONFIDENTIALITY OF VOTING INSTRUCTIONS. Your instructions to the ESOP Trustees will be completely confidential. Central has engaged an independent firm, Registrar and Transfer Company (“RTCO”), which also serves as Central’s transfer agent, to serve as the ESOP’s confidential voting agent. ESOP Participant Direction Forms are to be sent (using the postage-paid envelopes provided therewith) to RTCO and should not be sent to Central.

RTCO will count your votes and report the aggregate totals of all voting instructions to the ESOP Trustees. RTCO has agreed to maintain your voting instructions in strict confidence. In no event will your voting instructions be reported to Central.

DELIVERY OF PROXY MATERIALS. A copy of the proxy statement/prospectus for the Special Meeting is enclosed for your review. As noted in the proxy statement/prospectus, the Special Meeting is scheduled for                     , 2012, at 11:00 a.m., local time, in Somerville, Massachusetts.

Enclosed is an ESOP Participant Direction Form which you should use if you wish to direct the ESOP Trustees to vote shares allocated to your account in connection with the proposals to be considered and voted on at the Special Meeting. Please note that to direct the ESOP Trustees to vote with respect to any of the foregoing, you must specifically mark your instructions on the ESOP Participant Direction Form. Items left blank will not be considered instructions to the ESOP Trustees.

Voting instructions for shares allocated to your ESOP account must be received by RTCO by 5:00 p.m. Eastern Time on                     , 2012 on the ESOP Participant Direction Form provided by the ESOP Trustees for that purpose. Again, all ESOP Participant Direction Forms should be forwarded to RTCO and should not be mailed to Central.

In order to make an informed judgment concerning how to instruct the ESOP Trustees to vote your allocated shares, you should read the proxy statement/prospectus carefully and thoroughly. The ESOP Trustees will not recommend how you should complete your ESOP Participant Direction Form.

WHEN TO SUBMIT YOUR ESOP PARTICIPANT DIRECTION FORM. You may submit your voting instructions to the confidential voting agent at any time, except that in order to be effective, your instructions must be received by RTCO not later than 5:00 p.m. Eastern Time on                     , 2012. If RTCO receives more than one ESOP Participant Direction Form from you, the Form bearing the latest date will be considered to have cancelled all ESOP Participant Direction Forms bearing an earlier date. If more than one ESOP Participant Direction Form is received from you as of the same date, RTCO will consider the Form bearing the latest postmark as controlling. You may request additional ESOP Participant Direction Forms at any time by contacting Paul S. Feeley, Senior Vice President, Chief Financial Officer and Treasurer, at (617) 629-4229.

If you have any questions regarding the procedures for instructing the ESOP Trustees, please call (617) 629-4229.

Shirley M. Tracy

John F. Gilgun, Jr.

Rhoda K. Astone

ESOP Trustees

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	CENTRAL BANCORP, INC.
			For	Against	Abstain

SPECIAL MEETING OF STOCKHOLDERS

                    , 2012

BEHALF OF THE BOARD OF DIRECTORS

CENTRAL CO-OPERATIVE BANK

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

REVOCABLE ESOP PARTICIPANT DIRECTION FORM

The undersigned hereby instructs the ESOP Trustees (currently Shirley M. Tracy, John F. Gilgun, Jr. and Rhoda K. Astone), or their successors, to vote, either by ballot or by proxy, all shares of common stock of Central Bancorp, Inc. (the “Company”) which are allocated to the account(s) of the undersigned pursuant to the Central Co-operative Bank Employee Stock Ownership Plan (the “ESOP”) at the Special Meeting of Stockholders to be held at the Holiday Inn—Somerville, 30 Washington Street, Somerville, Massachusetts on                     , 2012 at 11:00 a.m., local time, and at any and all adjournments thereof, as set forth hereon.

E S O P

1.         The proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2012, by and among Independent Bank Corp., Rockland Trust Company, Central Bancorp, Inc. and Central Co-operative Bank.

2.         The proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

3.         The proposal to approve a non-binding advisory resolution approving certain compensation payable to the named executive officers of Central Bancorp, Inc. in connection with the merger.

			☐ For ☐ For ☐	☐ Against ☐ Against ☐	☐ Abstain ☐ Abstain ☐

The Board of Directors of the Company recommends a vote “FOR” each of the listed proposals.

THE ESOP TRUSTEES WILL VOTE AS DIRECTED HEREIN. THIS REVOCABLE ESOP PARTICIPANT DIRECTION FORM CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER BUSINESS PRESENTED AT THE SPECIAL MEETING. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THE ESOP TRUSTEES WILL VOTE IN THEIR DISCRETION AND IN ACCORDANCE WITH THE APPLICABLE FIDUCIARY PRINCIPLES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. IF NO INSTRUCTIONS ARE SPECIFIED, THIS ESOP PARTICIPANT DIRECTION FORM WILL HAVE NO FORCE OR EFFECT AND ALL SHARES ALLOCATED TO YOUR ACCOUNT(S) WILL BE VOTED BY THE ESOP TRUSTEES IN ACCORDANCE WITH THE TERMS OF THE ESOP, SUBJECT TO THE ESOP TRUSTEES’ RESPONSIBILITIES UNDER APPLICABLE LAW.

Stockholder sign above Co-holder (if any) sign above

In order to be effective, voting instructions must be received by Registrar and Transfer Company, the confidential voting agent, no later than 5:00 p.m. Eastern time on                     , 2012. You must specifically mark your instructions on this form. Items left blank will not be considered instructions to the ESOP Trustees.

Detach above form, sign, date and mail in postage-paid envelope provided. CENTRAL BANCORP, INC.
PLEASE COMPLETE, DATE, SIGN AND MAILTHIS DIRECTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE DIRECTION FORM IN THE ENVELOPE PROVIDED.